UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2013 (May 30, 2013)

LUFKIN INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Texas	000-02612	75-0404410
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 South Raguet, Lufkin, Texas	75904
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (936) 634-2211

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14b-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As set forth in a definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on May 30, 2013, the Board of Directors of Lufkin Industries, Inc. (the “Company”) established June 27, 2013 as the date of the special meeting of its shareholders at which the Company will seek shareholder approval of the contemplated merger of the Company with a subsidiary of General Electric Company (“GE”) pursuant to the Agreement and Plan of Merger dated April 5, 2013, by and among the Company, GE and Red Acquisition, Inc., a wholly owned subsidiary of GE (the “Merger Agreement”). Shareholders of record of the Company’s common stock as of the close of business on May 24, 2013 are entitled to notice of and to vote at the special meeting, or any adjournment or postponement thereof.

In addition to the approval of the Merger Agreement by holders of two-thirds of the Company’s outstanding shares of common stock, the completion of the merger is subject to satisfaction or waiver of customary closing conditions, including the receipt of applicable approvals under foreign antitrust laws.

The definitive proxy statement contains important information about the Company, GE, the transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY.

Investors and security holders are able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov or by phone, email or written request by contacting the Company at the following:

Address: 601 South Raguet, Lufkin, TX 75904-3951

Phone: (936) 631-2749

Email: cboone@lufkin.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUFKIN INDUSTRIES, INC.

Date: June 3, 2013	/s/ Christopher L. Boone
Christopher L. Boone
Vice President/Chief Financial Officer (Principal Financial and Accounting Officer)